Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Radcom Ltd. dated March 29, 2016 and to the incorporation by reference therein of our report dated March 29, 2016, with respect to the consolidated financial statements of RADCOM Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Tel Aviv, Israel March 29, 2016	/s/ Kost, Forer, Gabbay & Kasierer KOST, FORER, GABBAY & KASIERER A Member of EY Global